UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 13, 2001



                     Flexible Solutions International Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                     000-29649                 91-1922863
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)

 2614 Queenswood Dr. Victoria BC Canada                          V8N 1X5
(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (250) 477-9969

         (Former name or former address, if changed since last report)


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                                                        .

Item 1. Changes in Control of Registrant.

None

Item 2. Acquisition or Disposition of Assets.

None

Item 3.Bankruptcy or Receivership.

None

Item 4. Changes in Registrant's Certifying Accountant.

None

Item 5. Other Events and Regulation FD Disclosure.

Press Release   - New Financing Agreement
Victoria, BC    Business Wire January 23rd 2001

Flexible Solutions International Inc. is pleased to announce an agreement for $5 million in new financing in the form of a convertible debenture. The debenture carries an interest rate of 8% over a one year term. It can be converted into common stock of Flexible Solutions or repaid from proceeds of a future public offering which may, or may not take place, at the discretion of the Company.

Flexible Solutions will gain access to the proceeds of this financing once an SB-2 document has been filed with the Securities Exchange Commission for a maximum financing of $25 million. The buyer of the debenture is generating the SB-2 document with the assistance of Flexible Solutions.

Management intends to use the proceeds of the debenture to expand the Company's current production capacity; engage in further research and new product development; expand the Company's sales and marketing staff; and to provide additional working capital.

Dan O'Brien, President of Flexible Solutions, states that he expects that this capital infusion will greatly accelerate the introduction and sales of the Company's energy and water conservation products. For more information please contact:

Alexander B. Korelin - 1888 428 6698                 Dan O'Brien - 250 477 9969

Item 6. Resignations of Registrant's Directors.

None

Item 7. Financial Statements and Exhibits.

None

Item 8. Change in Fiscal Year.

None

Item 9. Regulation FD Disclosure.

None



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Flexible Solutions International Inc.
                                                   (Registrant)


         Date    February 13, 2001                   /s/DAN O'BRIEN
             -------------------------               -------------------------
                                                            (Signature)

                                                        Dan O'Brien
                                                        President and Director